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                                                                   EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the prospectus constituting part of this Registration Statement on Form S-4 of Identix Incorporated of our report dated July 28, 1998 appearing on page 33 of Identix Incorporated's Annual Report on Form 10-K for the year ended June 30, 1998. We also consent to the reference to us under the heading "Experts" in such prospectus.

PricewaterhouseCoopers LLP

San Jose, California
December 10, 1998